Exhibit 5.1

Charles A. Brawley, III	Campbell Soup Company
Senior Vice President, Deputy General Counsel and	1 Campbell Place
Corporate Secretary	Camden, NJ 08103
856.342.3649
Fax: 856.342.3889

November 30, 2022

Campbell Soup Company

1 Campbell Place

Camden, New Jersey 08103-1799

Ladies and Gentlemen:

In my capacity as Senior Vice President, Deputy General Counsel and Corporate Secretary of Campbell Soup Company, a New Jersey corporation (the “Company”), I am furnishing this opinion in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (as it may be amended or supplemented from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 12,000,000 shares of the Company’s capital stock, par value $0.0375 per share (“Capital Stock”) which may be issued under the Campbell Soup Company 2022 Long-Term Incentive Plan (the “Plan”).

In so acting, I or other members of the legal department of the Company have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and the Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I or they have deemed relevant and necessary as a basis for the opinion hereinafter set forth. I or they have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In rendering this opinion, I have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that I have examined, I am of the opinion that the Capital Stock, upon issuance and delivery in accordance with the terms set forth in the Plan, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

I am a member of the Bar of the Commonwealth of Pennsylvania and hold a Limited License for In-House Counsel in the State of New Jersey. My opinions herein reflect only the application of applicable laws of the State of New Jersey. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and I undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering my opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

I consent to the use of this opinion as an exhibit to the Registration Statement. I also consent to any and all references to myself and this opinion in the prospectus which is part of said Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein.

Very truly yours,

/s/ Charles A. Brawley, III

Charles A. Brawley, III